UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 3, 2020

Date of Report (Date of earliest event reported)

Can B Corp

(f/k/a Canbiola, Inc.)

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CANB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2020, Can B̅ Corp (the “Company” or “CANB”) entered into an Agreement (the “Agreement”) with Green Grow Farms, Inc., a New York corporation (“GGFI”), New York Farm Group, Inc., a New York corporation (“NYFG”), Steven Apolant, an individual (“Apolant”), and Peter Scalise, an individual (“Scalise”), relating to the Stock Purchase Agreement dated December 4, 2019, as amended on January 27, 2020 (the “Original Agreement”), entered into between the Company, Iconic Brands, Inc., a Nevada corporation (“ICNB”) and GGFI.

Pursuant to the Original Agreement, CANB purchased 51% of the issued and outstanding equity interests of GGFI from ICNB, with NYFG holding the remaining 49%. In the Original Agreement, GGFI made certain representations regarding its assets. The has since Company discovered that certain assets of GGFI were valued at less than the amount GGFI had previously represented. In light of the foregoing, pursuant to the Agreement, NYFG agreed to assign to CANB (i) all of the equity interests in GGFI held by NYFG and (ii) 1,000,000 shares of ICNB’s common stock. The ICNB shares are subject to a lock up leak out agreement with ICNB whereby the Company has agreed not to transfer the ICNB shares until July 1, 2020 and for the six (6) months thereafter not sell or transfer more than the greater of 3.5% of ICNB’s trading volume or $5,000. Pursuant to the Agreement, CANB agreed to forgive a loan to Apolise LLC in the amount of $144,310 and to assume the lease liability for 1545 Ocean Ave., Suite 1, Bohemia, NY 11716. Each party to the Agreement also agreed to release the other parties thereto from all claims relating to the Original Agreement and the transactions contemplated thereby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can B Corp

Date: March 9, 2020	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO